                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Name of Company                Jurisdiction of Formation
----------------------------   -------------------------
Thornton Drilling Company      Delaware
Union Drilling (Canada) Inc.   Canada
Union Drilling Texas, LP       Texas
Union Drilling Texas GP, LLC   Texas